Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-124428) pertaining to the Hibernia Corporation Retirement Security Plan of our report dated June 28, 2006, with respect to the financial statements and schedule of the Hibernia Corporation Retirement Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

New Orleans, Louisiana

June 28, 2006